Exhibit 99.1

NEWS RELEASE

Contact:

Sheila Spagnolo

Vice President

Phone (610) 251-1000

sspagnolo@triumphgroup.com

TRIUMPH GROUP STOCKHOLDERS APPROVE ACQUISITION OF VOUGHT AIRCRAFT INDUSTRIES

Wayne, PA– May 28, 2010 – Triumph Group, Inc. (NYSE: TGI) announced that at its special stockholders meeting held today, Triumph stockholders approved the issuance of Triumph common stock in connection with the proposed acquisition of Vought Aircraft Industries, Inc.  The proposal was approved by more than 99% of the total votes cast by Triumph stockholders.  Subject to the satisfaction of customary closing conditions, Triumph anticipates completing the acquisition in June of 2010.

Triumph Group, Inc., headquartered in Wayne, Pennsylvania, designs, engineers, manufactures, repairs and overhauls aircraft components and accessories.  The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955. These forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause Triumph's actual results, performance, or achievements to be materially different from any expected future results, performance, or achievements. Such forward-looking statements include, but are not limited to, statements about the completion of the transaction.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  the possibility that conditions to the consummation of the proposed transaction are not satisfied or are not satisfied as quickly as we anticipate. For more information, see the risk factors described in Triumph's current Form 10-K and other SEC filings.